Exhibit 10.1
FORM OF
CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT
BY AND AMONG
WILLIAMS PIPELINE PARTNERS L.P.
WILLIAMS PIPELINE OPERATING LLC
WPP MERGER LLC
WILLIAMS PIPELINE PARTNERS HOLDINGS LLC
NORTHWEST PIPELINE GP
WILLIAMS PIPELINE GP LLC
WILLIAMS GAS PIPELINE COMPANY, LLC
WGPC HOLDINGS LLC
WILLIAMS PIPELINE SERVICES COMPANY

i

CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT
     This CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of                     , 2008 is entered, on and effective as of the Closing Date (as defined herein), by and among Williams Pipeline Partners L.P., a Delaware limited partnership (“MLP”), WPP Merger LLC, a Delaware limited liability company (“WPP Merger”), Williams Pipeline Partners Holdings LLC, a Delaware limited liability company (“WPP Holdings”), Williams Pipeline Operating LLC, a Delaware limited liability company (“WP Operating”), Northwest Pipeline GP, a Delaware general partnership (“NWP”), Williams Pipeline GP LLC, a Delaware limited liability company (“Pipeline GP”), Williams Gas Pipeline Company, LLC, a Delaware limited liability company (“Williams Gas Pipeline”), WGPC Holdings LLC, a Delaware limited liability company (“WGPC Holdings”), and Williams Pipeline Services Company, a Delaware corporation (“WPS Co”). The above-named entities are sometimes referred to in this Agreement each as a "Party” and collectively as the "Parties.”
RECITALS:
     WHEREAS, as further described below, Pipeline GP and WPS Co. have formed MLP, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by Pipeline GP and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act;
     WHEREAS, in order to accomplish the objectives and purposes of MLP described in the preceding recital, the following actions have been taken prior to the date hereof:
     1. Williams Gas Pipeline formed WPP Holdings, and contributed 11.6% of the outstanding stock of Northwest Pipeline Corporation, a Delaware corporation (“NWP Corp”), to WPP Holdings in exchange for all of the membership interests of WPP Holdings.
     2. Williams Gas Pipeline formed WGPC Holdings, and contributed 88.4% of the outstanding stock of NWP Corp to WGPC Holdings in exchange for all of the membership interests of WGPC Holdings.
     3. Williams Gas Pipeline formed Pipeline GP, to which it contributed $1,000 in exchange for all of the membership interests in Pipeline GP.
     4. Pipeline GP and WPS Co formed MLP, to which Pipeline GP contributed $20 and WPS Co contributed $980 in exchange for a 2% general partner interest and 98% limited partner interest, respectively.
     5. MLP formed WPP Merger LLC, to which MLP contributed $1,000 in exchange for all of the membership interests in WPP Merger.
     6. MLP formed WP Operating, to which MLP contributed $1,000 in exchange for all of the interests in WP Operating.
     7. On October 1, 2007, NWP Corp was converted to a general partnership under Delaware law and renamed Northwest Pipeline GP.

     8. On October 2, 2007, a 0.5% interest in NWP was transferred by WGPC Holdings to WPP Holdings, making WGPC Holdings’ interest in NWP 87.9% and WPP Holdings’ interest in NWP 12.1%.
     9. On                     , 2008, a 7.0% interest in NWP was transferred by WGPC Holdings to WPP Holdings, making WGPC Holdings’ interest in NWP 80.9% and WPP Holdings’ interest in NWP 19.1%.
     WHEREAS, concurrently with the consummation of the transactions contemplated hereby (the “Closing”), each of the following matters shall occur:
     1. The public, through the Underwriters, will contribute $325 million to MLP, $304.3 million net of the Spread in exchange for Common Units representing a 47.5% limited partner interest in MLP.
     2. MLP will use the offering proceeds to (a) pay transaction costs of $3.4 million (excluding the Spread), (b) make a cash capital contribution to WPP Merger of $300.9 million (such amount is referred to as the “Net Proceeds”), and (c) redeem the limited partner interest in MLP acquired by WPS Co in exchange for $980.
     3. WPP Merger will contribute the Net Proceeds to NWP in exchange for a 15.9% general partner interest in NWP.
     4. WPP Holdings and WPP Merger will merge to form a limited liability company named Williams Pipeline Partners Holdings LLC and MLP will contribute the membership interests in post-merger WPP Holdings to WP Operating.
     5. NWP will distribute the Net Proceeds to WGPC Holdings, and WGPC Holdings will distribute the Net Proceeds to Williams Gas Pipeline as a reimbursement for certain capital expenditures.
     6. Williams Gas Pipeline will contribute 100% of its membership interests in WPP Holdings (the “WPP Holdings Interest”) to Pipeline GP.
     7. Pipeline GP will contribute the WPP Holdings Interests to MLP in exchange for a continuation of its 2% general partner interest, as represented by 684,869 general partner units, in MLP (the “2% GP Interest”), 6,350,668 Common Units and 10,957,900 Subordinated Units, representing 50.5% of MLP’s common and subordinated units (the “50.5% Limited Partner Interest”) and the IDRs.
     WHEREAS, within 30 days of the Closing, if the Underwriters exercise their option to purchase up to an additional 2,437,500 Common Units (the “Option”), MLP shall use proceeds of that exercise, net of the applicable Underwriters’ discount and fees, to acquire from Pipeline GP the same number of Common Units for the net proceeds as a redemption in repayment of capital expenditures.

ARTICLE 1
Definitions
     1.1 Definitions. The following capitalized terms shall have the meanings given below.
          (a) “Acts” means the Delaware Limited Partnership Act and the Delaware Limited Liability Company Act (the “DE LLC Act”).
          (b) “Agreement” means this Contribution, Conveyance and Assumption Agreement.
          (c) “Common Unit” has the meaning assigned to such term in the Partnership Agreement.
          (d) “Effective Date” means the date of the consummation of the Offering.
          (e) “Effective Time” means 8:00 a.m. New York, New York time on the Effective Date.
          (f) “IDRs” means “Incentive Distribution Rights” as such term is defined in the Partnership Agreement.
          (g) “Offering” means the initial public offering by MLP of Common Units.
          (h) “Omnibus Agreement” means that certain Omnibus Agreement of even date herewith, among Williams Gas Pipeline, Pipeline GP, MLP, WP Operating, WPP Holdings, and for purposes of Articles IV and V thereof, The Williams Companies, Inc.
          (i) “Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of Williams Pipeline Partners, L.P. dated as of the Effective Date.
          (j) “Partnership Group” has the meaning assigned to such term in the Omnibus Agreement.
          (k) “Person” means an individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization or any other entity.
          (l) “Registration Statement” means the registration statement on Form S-1 (Registration No. 333-146015) filed by MLP relating to the Offering, as amended.
          (m) “Spread” means the Underwriters’ spread and structuring fee.
          (n) “Subordinated Unit” has the meaning assigned to such term in the Partnership Agreement.
          (o) “Underwriters” means Lehman Brothers Inc., Citigroup Global Markets, Inc., Merril Lynch, Pierce, Fenner & Smith Incorporated, Wachovia Capital Markets, LLC, Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, UBS Securities LLC, Banc of America Securities LLC, J.P. Morgan Securities Inc., RBC Capital Markets Corporation, Stifel, Nicolaus & Company, Incorporated.

          (p) “Underwriting Agreement” means the underwriting agreement, dated ___________among MLP, Pipeline GP, WP Operating, WPP Holdings, and Williams Gas Pipeline on the one hand, and the Underwriters on the other hand, relating to the Offering.
     1.2 Index of Other Defined Terms. In addition to those terms defined in Section 1.1, the following terms shall have the respective meanings given thereto in the sections indicated below.

Defined Terms	Section Reference	Page

“Closing”	Recitals	2
“Delaware LP Act”	Recitals	1
“50.5% Limited Partner Interest”	Recitals	2
“Merged WPP Holdings Interest”	Section 2.8	5
“Merger”	Section 2.7	5
“MLP”	Preamble	1
“Net Proceeds”	Recitals	2
“NWP”	Preamble	1
“NWP Corp”	Recitals	1
“Option”	Recitals	3
“Party”	Recitals	1
“Pipeline GP”	Preamble	1
“Specific Conveyances”	Section 2.12	6
“2% GP Interest”	Recitals	2
“WGPC Holdings”	Preamble	1
“Williams Gas Pipeline”	Preamble	1
“WPP Holdings”	Preamble	1
“WPP Holding Interest”	Recitals	2
“WPP Merger”	Preamble	1
“WP Operating”	Preamble	1
“WPS Co”	Preamble	1
ARTICLE 2
Contributions, Acknowledgments And Distributions
     2.1 Recordation of Evidence of Ownership of Assets. In connection with the transfers under the applicable Acts that are referred to in the recitals to this Agreement, the Parties acknowledge that certain jurisdictions in which the assets of the applicable parties to such mergers, conversions or dissolutions are located may require that documents be recorded by the entities resulting from such transfers in order to evidence title to assets in such entities. All such documents shall evidence such new ownership and are not intended to modify, and shall not modify, any of the terms, covenants and conditions herein set forth.
     2.2 Contribution by MLP to WPP Merger. MLP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to WPP Merger the Net Proceeds as a capital contribution, and WPP Merger hereby accepts the Net Proceeds as a contribution to the capital of WPP Merger.

     2.3 Contribution by WPP Merger to NWP. WPP Merger hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to NWP the Net Proceeds as a capital contribution, and NWP hereby accepts the Net Proceeds as a contribution to the capital of NWP and issues a 15.9% partnership interest in NWP to WPP Merger.
     2.4 Capital Expenditures Distributions. NWP hereby distributes the Net Proceeds to WGPC Holdings, and WGPC Holdings hereby receives such distribution, and WGPC Holdings hereby distributes the Net Proceeds to Williams Gas Pipeline, and Williams Gas Pipeline hereby receives such distribution. Each such distribution shall serve as reimbursement for certain capital expenditures incurred with respect to NWP’s assets.
     2.5 Contribution by Williams Gas Pipeline to Pipeline GP. Williams Gas Pipeline hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers the WPP Holdings Interest, as a contribution of capital to Pipeline GP, and Pipeline GP hereby accepts the WPP Holdings Interest as a contribution to the capital of Pipeline GP.
     2.6 Contribution by Pipeline GP to MLP. Pipeline GP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers the WPP Holdings Interest to MLP, as a contribution of capital to MLP in exchange for a continuation of the 2% GP Interest, the IDRs, and the 50.5% Limited Partner Interest, and MLP hereby accepts the WPP Holdings Interest as a contribution to the capital of MLP.
     2.7 Merger of WPP Merger with and into WPP Holdings. The Parties acknowledge that WPP Holdings has adopted a certificate of merger, in the form attached hereto as Exhibit A, and pursuant thereto WPP Merger merges with and into WPP Holdings, which shall survive such merger (collectively, the “Merger”). This Section 2.7 shall serve as an agreement of merger with respect to the Merger pursuant to Section 18-209 of the DE LLC Act, as amended.
     2.8 Contribution by MLP to WP Operating. MLP hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to WP Operating 100% of its membership interests in WPP Holdings, after giving effect to the Merger (the “Merged WPP Holdings Interest”), as a contribution of capital to WP Operating, and WP Operating hereby accepts the Merged WPP Holdings Interest as a contribution to the capital of WP Operating.
     2.9 Redemption of WPS Co. Initial MLP Interest. MLP hereby redeems from WPS Co and retires WPS Co’s initial interest in MLP in exchange for a payment to WPS Co of $980.00.
     2.10 Underwriters’ Cash Contribution. The Parties acknowledge that the Underwriters have, pursuant to the Underwriting Agreement, made a capital contribution to MLP of approximately $325 million in cash ($304.3 million net of the Spread) in exchange for the issuance by MLP to the Underwriters of 16,250,000 Common Units, representing an aggregate 47.5% limited partner interest in MLP.
     2.11 Payment of Transaction Costs. The Parties acknowledge payment by MLP, in connection with the Closing, of transaction expenses in the amount of $3.4 million (exclusive of the Spread).

     2.12 Specific Conveyances. To further evidence the contributions of the various interests as reflected in this Agreement, each party making such contribution may have executed and delivered to the party receiving such contribution certain conveyance, assignment and bill of sale instruments (the “Specific Conveyances”). The Specific Conveyances shall evidence and perfect such sale and contribution made by this Agreement and shall not constitute a second conveyance of any assets or interests therein and shall be subject to the terms of this Agreement.
ARTICLE 3
Additional Transactions
     3.1 Purchase of Additional Common Units. If the Option is exercised in whole or in part, the Underwriters will contribute additional cash to MLP in exchange for up to an additional 2,437,500 Common Units on the basis of the initial public offering price per Common Unit set forth in the Registration Statement, net of underwriting discounts and fees, and MLP shall acquire from Pipeline GP, and Pipeline GP shall sell to MLP, the same number of Common Units for the net proceeds as a redemption in repayment of capital expenditure.
ARTICLE 4
Further Assurances
     4.1 Further Assurances. From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, or (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.
     4.2 Other Assurances. From time to time after the Effective Time, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. Without limiting the generality of the foregoing, the Parties acknowledge that the Parties have used their good faith efforts to attempt to identify all of the assets being contributed to MLP or its subsidiaries as required in connection with the Offering. It is the express intent of the Parties that MLP or its subsidiaries own all assets necessary to operate the assets that are identified in this Agreement and in the Registration Statement. To the extent any assets were not identified but are necessary to the operation of assets that were identified, then the intent of the Parties is that all such unidentified assets are intended to be conveyed to the appropriate members of the Partnership Group. To the extent such assets are identified at a later date, the Parties shall take the appropriate actions required in order to convey all such assets to the appropriate members of the Partnership Group. Likewise, to the extent that assets are identified at a later date that were not intended by the Parties to be conveyed as reflected in the Registration Statement, the Parties shall take the appropriate actions required in order to convey all such assets to the appropriate Party.

ARTICLE 5
Effective Time
     Notwithstanding anything contained in this Agreement to the contrary, none of the provisions of Article 2 or Article 3 of this Agreement shall be operative or have any effect until the Effective Time, at which time all the provisions of Article 2 and Article 3 of this Agreement shall be effective and operative in accordance with this Article 5 and Section 6.1, without further action by any Party hereto.
ARTICLE 6
Miscellaneous
     6.1 Order of Completion of Transactions. The transactions provided for in Article 2 and Article 3 of this Agreement shall be completed immediately following the Effective Time in the following order: first, the transactions provided for in Article 2 shall be completed in the order set forth therein; and second, following the completion of the transactions as provided in Article 2, the transactions, if they occur, provided for in Article 3 shall be completed.
     6.2 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter and the number of all words shall include the singular and the plural. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
     6.3 Effect of Waiver or Consent. No waiver or consent, express or implied, by any Party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.
     6.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.
     6.5 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.
     6.6 Counterparts. This Agreement may be executed in any number of counterparts, with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.
     6.7 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of New York, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of New York and to venue in New York.
     6.8 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.
     6.9 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties; provided, however, that MLP, WP Operating, WPP Holdings and WPP Merger may not, without the prior approval of the Conflicts Committee, as such term is defined in the Partnership Agreement, agree to any amendment or modification of this Agreement, that in the reasonable discretion of Pipeline GP, as general partner of MLP, will adversely affect the holders of the Common Units. Each such instrument shall be reduced in writing and shall be designated on its face an “Amendment” or “Addendum” to this Agreement.
     6.10 Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.
     6.11 Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no Party shall be required to take any act, or fail to take any act, under this Agreement if the effect thereof would be to cause such Party to be in violation of any applicable law, statute, rule or regulation.
     6.12 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale,” or “assignment” of the assets and interests referenced herein.
     6.13 Negation of Rights of Limited Partners, Assignees, and Third Parties. The provisions of this Agreement are enforceable solely by the Parties, and no limited partner, member, or assignee the MLP or the OLLC or any other Person who is not a Party shall have the right, separate and apart from the Parties, to enforce any provision of this Agreement or to compel any Party to comply with the terms of this Agreement.

     6.14 No Recourse Against Officers or Directors. For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer, manager, or director of any of the Parties.
[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties hereto as of the date first above written.

WILLIAMS PIPELINE PARTNERS L.P.

By:	WILLIAMS PIPELINE GP LLC, its general partner

By:
Name:
Title:

WPP MERGER LLC
By:
Name:
Title:

WILLIAMS PIPELINE PARTNERS HOLDINGS LLC
By:
Name:
Title:

WILLIAMS PIPELINE OPERATING LLC
By:
Name:
Title:

NORTHWEST PIPELINE GP
By:
Name:
Title:

WILLIAMS PIPELINE GP LLC
By:
Name:
Title:

WILLIAMS GAS PIPELINE COMPANY, LLC
By:
Name:
Title:

WGPC HOLDINGS LLC
By:
Name:
Title:

WILLIAMS PIPELINE SERVICES COMPANY
By:
Name:
Title:

EXHIBIT A
STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC LIMITED LIABILITY COMPANIES
Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:
FIRST: The name of the surviving limited liability company is Williams Pipeline Partners Holdings LLC and the name of the limited liability company being merged into this surviving limited liability company is WPP Merger LLC.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies.
THIRD: The name of the surviving limited liability company is Williams Pipeline Partners Holdings LLC.
FOURTH: The merger is to become effective on ______________________________________________________.
FIFTH: The Agreement of Merger is on file at One Williams Center, Tulsa, Oklahoma 74172, the place of business of the surviving limited liability company.
SIXTH: A copy of the Agreement of Merger will be finished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.
IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the ________ day of _________, A.D., ______.

By:
Authorized Person
Name:
Print or Type
Title: